EXHIBIT 10.28

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Forbearance Agreement”), dated April 4, 2016 (the “Effective Date”), is by and among ENERJEX RESOURCES, INC., a Nevada corporation (“Parent”), ENERJEX KANSAS, INC. (f/k/a Midwest Energy, Inc.), a Nevada corporation (“EnerJex Kansas”), WORKING INTEREST, LLC, a Kansas limited liability company (“Working Interest”), BLACK SABLE ENERGY, LLC, a Texas limited liability company (“Black Sable”), BLACK RAVEN ENERGY, INC., a Nevada corporation (“Black Raven”), ADENA, LLC, a Colorado limited liability company (“Adena”; together with Parent, EnerJex Kansas, Working Interest, Black Sable and Black Raven, collectively, “Borrowers” and each, a “Borrower”), and TEXAS CAPITAL BANK, N.A., a national banking association, as a Bank, L/C Issuer and Administrative Agent (in such latter capacity and together with its successors and permitted assigns in such capacity the “Administrative Agent”), and the several banks and financial institutions from time to time parties to the Credit Agreement, as defined below (the “Banks”). Capitalized terms used but not defined in this Forbearance Agreement have the meaning given them in the Credit Agreement.

RECITALS:

WHEREAS, an “Amended and Restated Credit Agreement” was entered into as of October 3, 2011, by and among the Borrowers, the Administrative Agent and the Banks (as amended from time to time prior to the Effective Date, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrowers executed and delivered to the Administrative Agent their promissory notes in principal amounts aggregating up to $100,000,000 (the “Notes”), secured in part by various deeds of trust, security agreements and other security instruments;

WHEREAS, an Event of Default occurred and exists due to the failure of the Borrowers to make a principal payment on the Obligations (the “Payment Default”);

WHEREAS, the Borrowers agree that the Maturity Date of the Notes has been accelerated to April 1, 2016 and that all principal and accrued, unpaid interest on the Notes is now due and payable;

WHEREAS, in addition to the principal and interest on the Notes, the amendment fees of $56,500 and $71,250 referred to, respectively, in the Ninth Amendment and the Eleventh Amendment are now due and payable (collectively, the “Amendment Fees”);

WHEREAS, the Notes have been accruing interest at the Default Rate since December 31, 2015, and will continue to accrue interest at the Default Rate, but until the occurrence of a Termination Event (hereinafter defined), interest on the Notes will be payable at the Contract Rate (hereinafter defined) monthly as specified in the Credit Agreement;

WHEREAS, in addition to the Payment Default, other Defaults and Events of Default exist under the Credit Agreement and each of the other Loan Documents, as listed on Exhibit One hereto (together with the Payment Default, the “Forbearance Defaults”), and the Borrowers have been properly notified thereof or, if not so notified, have waived and hereby waive the requirement of such notices to the fullest extent not prohibited by Law;

WHEREAS, the Borrowers have requested a period of forbearance from the exercising of certain remedies and rights available to the Administrative Agent and the Banks as a result of the occurrence of the Forbearance Defaults;

WHEREAS, the Borrowers intend to utilize the Forbearance Period primarily for the purpose of negotiating and entering into an arrangement with a potential purchaser to acquire the Notes or with a potential investor to make a capital infusion into the Borrowers; and

WHEREAS, the Borrowers have requested that the Banks permit the Borrowers to utilize funds from time to time hereafter deposited into the TCB Accounts for Proper Purposes (hereinafter defined) during the Forbearance Period.

NOW, THEREFORE, in consideration of the premises, the mutual covenants made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Administrative Agent and the Banks agree as follows:

Article 1
Definitions and INTERPRETATION

1.1         Terms Defined in Credit Agreement. Terms used herein shall have the same meanings given such terms in the Credit Agreement (as amended by this Forbearance Agreement) unless otherwise defined herein or the context otherwise requires.

1.2         References. References in this Forbearance Agreement to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Forbearance Agreement in its entirety and not only to the particular article or section in which such reference appears. Exhibits and schedules to any Loan Document (including this Forbearance Agreement) shall be deemed incorporated by reference in such Loan Document. References to any document, instrument, or agreement (a) shall include all exhibits, schedules, and other attachments thereto, and (b) shall include all documents, instruments, or agreements issued or executed in replacement thereof. This Forbearance Agreement, for convenience only, has been divided into articles and sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into articles and sections and without regard to headings prefixed to such articles or sections. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative; the word “or” is not exclusive; the word “including” (in its various forms) shall mean “including, without limitation”; in the computation of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; and all references to money refer to the legal currency of the United States of America.

1.3         Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Forbearance Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this Section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

1.4         Negotiated Transaction. This Forbearance Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel, and no rule of construction shall apply hereto or thereto which would require or allow this Forbearance Agreement to be construed against any party because of its role in drafting this Forbearance Agreement.

Article 2
Acknowledgement AND AGREEMENTS

The Borrowers hereby acknowledge and agree that:

2.1         Each of the Forbearance Defaults has occurred under the Credit Agreement and has not been waived.

2.2         By agreement between (i) the Borrowers and (ii) the Banks and LC Issuer, the maturity of the Notes has been accelerated and the Notes are presently due and payable.

2.3         Interest on the Notes will accrue interest at the Default Rate upon the occurrence of a Termination Event;

2.4         As a result of the Forbearance Defaults, the Administrative Agent presently has the right to exercise any and all rights and remedies provided under the Credit Agreement and the other Loan Documents or at law or in equity to collect the Obligations and to foreclose the Liens securing same and may pursue such rights during the Forbearance Period, except to the extent otherwise provided in Section 5.1 of this Forbearance Agreement.

2.5         The Borrowers have consented to, and hereby consent to, Texas Capital Bank, N.A. and IberiaBank (and their respective employees, agents, representatives, attorneys and other professionals) (i) communicating directly with (a) any potential purchaser that has signed a confidentiality agreement with the Administrative Agent or a Bank and (b) the employees, agents, representatives, attorneys and other professionals representing such potential purchaser, regarding such potential purchaser’s interest in acquiring all or a part of the Notes or of the Borrowers or of the Borrowers’ respective assets and (ii) disclosing to (a) any such potential purchaser that has signed a confidentiality agreement with the Administrative Agent or a Bank and (b) the employees, agents, representatives, attorneys and other professionals representing such potential purchaser, anything directly or indirectly related to the assets, liabilities, financial condition and operations of the Borrowers or actions or intended actions of Administrative Agent and the Banks regarding the Borrowers.

2.6         Each Bank has the right to sell all or any portion of its Note to any Person without notice to or the consent of the Borrowers.

2.7         All of the conditions precedent in this Forbearance Agreement are solely for the benefit of the Administrative Agent and the Banks, and no Person other than the Administrative Agent and the Banks may rely thereon or insist on compliance therewith.

Article 3
Representation and warranties

3.1         To induce the Administrative Agent and the Banks to enter into this Forbearance Agreement, each of the Borrowers hereby represents and warrants to the Administrative Agent and the Banks as follows with the intention that the Administrative Agent and the Banks shall rely thereon without any investigation or verification thereof by the Administrative Agent, the Banks or their respective counsel:

3.1.1    Execution of Agreement. This Forbearance Agreement has been duly executed and delivered by or on behalf of each of the Borrowers.

3.1.2    Authorized Action. The execution, delivery and performance of this Forbearance Agreement have been duly authorized by all necessary corporate or company action of the respective Borrowers. Each of the Borrowers are duly organized, validly existing and in good standing in their respective states of organization.

3.1.3    No Violation of Law. The consummation of this Forbearance Agreement does not violate any Laws applicable to any of the Borrowers.

3.1.4    Other Funds. None of the Borrowers (i) has any other funds on deposit at any financial institution other than Texas Capital Bank, N.A. or (ii) owns any marketable securities (other than securities issued by Oakridge Energy, Inc.) or other liquid assets.

Article 4
AmendmentS AND MODIFICATIONS TO Credit Agreement

4.1         Amendments to Credit Agreement.

4.1.1    The following definitions are hereby added to Section 10.1 of the Credit Agreement as follows:

“AFE” means an authorization for expenditure as customarily used by an operator of an Oil and Gas Property to obtain approval from the owners of such Property to undertake certain activities at the costs estimated therein, in each case unrelated to infrastructure or capital expenditure.

“Amendment Fees” has the meaning given such term in the Recitals to the Forbearance Agreement.

“Cash Base Budget and Forecast” means a projected sources and uses of cash of the Borrowers in such detail as shall be reasonably satisfactory to the Administrative Agent covering a 13-week period.

“Claim Notice” means each notice of lien filing, each demand for payment, each notice of cancellation or termination of any agreement, each petition naming either of the Borrowers as a defendant, or any notice, claim or request for a consent from an operator of an Oil and Gas Property.

“Contract Rate” means the per annum interest rate determined under the Credit Agreement when the Default Rate is not in effect.

“Forbearance Agreement” means the Forbearance Agreement between the Borrowers, the Administrative Agent and the Banks dated April 4, 2016.

“Forbearance Defaults” has the meaning given such term in the Recitals hereto.

“Forbearance Period” means the period commencing with the Effective Date and ending on the Termination Date.

“Line Item Budget” means a line item budget in form and detail reasonably satisfactory to the Administrative Agent, identifying the Persons or categories of Persons to whom payments are to be made, the amounts of such payments and the week during which such payments will be made. The initial Line Item Budget will cover the period from the Effective Date to May 1, 2016.

“Non-Forbearance Defaults” means any Default or Event of Default other than a Forbearance Default.

“Production Report” means for any period, a report setting forth the volumes of production during such period by well and in total and the sale proceeds therefrom and containing such other and additional information as the Administrative Agent shall reasonably require.

“Proper Purpose” means any of the following:

(i)	emergency expenditures necessary for the protection of persons, property and the environment;

(ii)	payment of general and administrative expenses incurred in the ordinary course of business and consistent with the Cash Base Budget and Forecast;

(iii)	payment of lease operating expenses, production taxes, ad valorem taxes, and any required royalty payments related to the Oil and Gas Properties of the Borrowers and consistent with the Cash Base Budget and Forecast;

(iv)	payment of accounts payable incurred in the ordinary course of business and consistent with the Cash Base Budget and Forecast;

(v)	as permitted by Section 6.1 of the Forbearance Agreement;

(vi)	payments to the Administrative Agent for application to the Obligations;

(vii)	payments consistent with the Line Item Budget;

(viii)	payments to attorneys for services rendered, but not as a retainer in excess of $25,000 for future services;

(ix)	payments to accountants in the ordinary course of business; and

(x)	other payments approved by the Administrative Agent from time to time.

“TCB Accounts” means the deposit accounts identified on Schedule One hereto.

“Termination Date” has the meaning given such term in Section 5.5 of the Forbearance Agreement.

“Termination Event” means the earliest to occur of: (i) May 1, 2016, (ii) the occurrence of a Non-Forbearance Default, (iii) any of the Borrowers has violated or failed to satisfy any provision of the Forbearance Agreement within the time limitations set forth in the Forbearance Agreement, time being of the essence in the performance by the Borrowers of their obligations under each Section of the Forbearance Agreement, (iv) any representation, warranty, certification or statement made or deemed to have been made by or on behalf of the Borrowers in connection with the Forbearance Agreement, was incorrect in any material respect when made in the reasonable judgment of the Administrative Agent, (v) any of the Borrowers or any Person representing any of them shall deny (a) the liability of any of the Borrowers under any Loan Document or (b) the enforceability of any provision of any Loan Document or the Forbearance Agreement, (vi) the failure of any of the Borrowers to immediately deposit any payments or revenues received by it into the TCB Accounts, (vii) the occurrence of any event described in Section 9.01(f) of the Credit Agreement, or (viii) the commencement by any Person, other than the Administrative Agent or the Banks, of any action or proceeding against any of the Borrowers, including a suit or other action (other than routine notices of Lien filings) to enforce any Liens against any Oil and Gas Properties or other assets of any of the Borrowers.

4.1.2    The following definition in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Maturity Date” means April 1, 2016.

4.1.3    Notwithstanding any other provisions of any other Loan Document to the contrary, during the Forbearance Period and thereafter, the Borrowers agree that (i) the Borrowers shall have no rights to (a) borrow or re-borrow any amounts under the Credit Agreement, (b) request any Letters of Credit, (c) convert any Loan to a Eurodollar Loan, (d) continue after the Interest Period applicable thereto any Eurodollar Loan as a Eurodollar Loan, or (e) enter into any Swap Contracts without the written consent of the Administrative Agent and (ii) neither of the Banks nor the Administrative Agent is committed to extend any credit to the Borrowers in connection with the Credit Agreement.

Article 5
FORBEARANCE

5.1         Forbearance.

5.1.1    Subject to the satisfaction of the conditions set forth in Article 6 of this Forbearance Agreement, during the Forbearance Period the Administrative Agent agrees to forbear from foreclosing the Liens of the Security Documents. Each of the Banks hereby consents to such forbearance.

5.1.2    The Banks waive their right to collect interest at a per annum interest rate above the Contract Rate prior to the occurrence of a Termination Event, but interest on the Notes will continue to accrue at the Default Rate during the Forbearance Period and thereafter.

5.1.3    The Banks waive their right to collect the Amendment Fees until the occurrence of a Termination Event.

5.1.4    The Banks agree not to offset amounts in the TCB Accounts against the Obligations prior to the occurrence of a Termination Event.

5.2         Permitted Actions. During the Forbearance Period and thereafter, the Administrative Agent and the Banks may continue to give notices, and exercise any and all other rights and remedies under the Credit Agreement (as amended by this Forbearance Agreement), this Forbearance Agreement, the other Loan Documents, at law or in equity, which are prepatory to or required in connection with the commencement of a foreclosure action. The Administrative Agent and the Banks retain their rights of set off or offset against amounts on deposit at either Bank.

5.3         No Waiver of Rights. Except as specifically set forth in Section 5.1 above, neither the execution and delivery by the Administrative Agent and the Banks of this Forbearance Agreement nor forbearance by the Administrative Agent pursuant to the terms of this Forbearance Agreement will (a) be construed to be a waiver of any Default or Event of Default or a waiver of any rights of the Administrative Agent or the Banks as set forth in the Credit Agreement, the other Loan Documents, or this Forbearance Agreement, or (b) limit or impair the Administrative Agent’s right to demand strict performance of all other terms and covenants of the Credit Agreement or the other Loan Documents. Each of the Borrowers further acknowledges and agrees that: (i) any exercise of rights by the Administrative Agent and the Banks upon termination of the Administrative Agent’s obligation to forbear in accordance with this Forbearance Agreement will not be affected by reason of the forbearance provided for herein, and (ii) none of the Borrowers may assert as a defense thereto the passage of time, course of dealing, estoppel, laches or any statute of limitations based thereon. Nothing in this Forbearance Agreement constitutes satisfaction of all or any portion of the Notes or other Obligations under the Credit Agreement or any other Loan Document.

5.4         No Other Modifications. Except as expressly set forth in this Forbearance Agreement, all obligations of the Borrowers under the Credit Agreement and the other Loan Documents remain in full force and effect.

5.5         Termination of Forbearance Period. The Forbearance Period will terminate automatically and without notice to the Borrowers on the occurrence of a Termination Event (the “Termination Date”).

5.6         Effect of Termination. Upon the Termination Date, the Administrative Agent shall immediately be entitled to exercise all rights and remedies provided at law, in equity or under the Credit Agreement under this Forbearance Agreement or under the other Loan Documents without any notice having been previously given to the Borrowers, all such notices being hereby waived by the Borrowers to the fullest extent not prohibited by Laws.

5.7         Limited Scope of Agreement. All obligations of the Borrowers under the Credit Agreement and the other Loan Documents (including, without limitation, the Obligations) remain in full force and effect except as expressly set forth herein.

5.8         No Obligation to Renew, Etc. The Borrowers agree that the Banks have no obligation to renew, modify or extend the term of the Forbearance Period.

Article 6
COVENANTS of THE BORROWerS

In consideration of the Administrative Agent’s agreement to forbear as set forth in Section 5.1, the Borrowers hereby agree as follows:

6.1         Activities of the Borrowers; Use of Funds. It is hereby acknowledged that, due to the occurrence of the Forbearance Defaults, the Administrative Agent is entitled to foreclose on or collect certain funds and assets of the Borrowers and apply such funds and future revenues deposited in the TCB Accounts to the Obligations under the Credit Agreement. Notwithstanding such fact, the Borrowers shall be permitted during the Forbearance Period to use such funds and future revenues deposited in the TCB Accounts for Proper Purposes; provided, however that the Borrowers shall not, during the Forbearance Period, in any way use such funds and future revenues deposited in the TCB Accounts for the purpose of drilling any new oil or gas wells.

6.2         Reports.

6.2.1    On Thursday, April 7, 2016, and each Thursday occurring thereafter, the Borrowers shall provide to the Administrative Agent with a detailed update (which update may be orally given) of the status of negotiations with (i) each potential purchaser of the Notes and (ii) with each potential investor in the Borrowers.

6.2.2    On Thursday, April 7, 2016, and each Thursday occurring thereafter, the Borrowers shall provide to the Administrative Agent with a Production Report, updated to such Thursday.

6.2.3    On Thursday, April 7, 2016, and on each Thursday occurring thereafter, the Borrowers shall provide to the Administrative Agent with a Cash Base Budget and Forecast for the 13-week period following such Thursday.

6.2.4    On Thursday, April 7, 2016, and on the first day of each month thereafter, the Borrowers shall provide to the Administrative Agent an updated Line Item Budget for April or such subsequent month, as applicable.

6.3         Strategic Matters.

6.3.1    Each of the Borrowers agrees to provide to the Administrative Agent, within two (2) Business Days after its receipt thereof, copies of each offer letter, written inquiry or written proposal (as modified from time to time) received by it or its attorneys or financial advisors from a potential purchaser, potential acquirer or potential investor after the Effective Date with respect to (i) the purchase of the Notes or (ii) a capital infusion into the Borrowers.

6.3.2    Each of the Borrowers agrees to provide to the Administrative Agent, within two (2) Business Days after its receipt thereof, copies of each Claim Notice received by it or its attorneys after the Effective Date.

6.3.3    Each of the Borrowers agrees to provide to the Administrative Agent, within two (2) Business Days after its receipt thereof or, if it is the party filing or sending same, within two (2) Business Days after it files or sends same, copies of each document, report, letter demand or request filed or otherwise related to any arbitration matter to which either of the Borrowers is a party and shall consult with the Administrative Agent regarding the appointment of arbitrators in connection therewith or any decision being made related to such arbitration. The foregoing requirement to make deliveries to the Administrative Agent shall not apply to items that are protected by an attorney-client privilege.

6.4         Proposals. The Borrowers agree to deliver to the Administrative Agent on or before 21 days following the Effective Date, a proposal (i) from a potential purchaser to acquire the Notes or (ii) from a potential investor to make a capital infusion into the Borrowers.

6.5         No Consent to Operations. The Borrowers agree not to consent to, propose, or approve an AFE with respect to any operations on the Oil and Gas Properties of any of the Borrowers without the prior written approval of the Administrative Agent and the Banks (which approval may be communicated by e-mail and may be withheld for any reason or no reason).

6.6         Further Assurances. The Borrowers hereby agree to execute and deliver any and all documents, instruments and agreements, and to take such other actions, as the Administrative Agent may reasonably require effecting the transactions and arrangements contemplated by this Forbearance Agreement.

Article 7
miscellaneous

7.1         Conditions Precedent. The effectiveness of the provisions of Section 5.1 of this Forbearance Agreement, shall be subject to the satisfaction or waiver of each of the following conditions concurrently with the execution of this Forbearance Agreement (all documents and opinions to be delivered below must be in form and substance satisfactory to the Administrative Agent):

7.1.1    Transfer of Funds to TCB Accounts. All funds in the control of any of the Borrowers shall have been transferred to the TCB Accounts by wire transfer.

7.1.2    Payment of Banks’ Legal Fees. The Borrowers shall pay the legal fees and expenses of counsel to each Bank incurred to the date of execution and delivery of this Forbearance Agreement.

7.2         Notices. Notices to any party hereunder shall be given in accordance with Section 10.02 of the Credit Agreement, at the addresses set forth on the signatures pages hereto, except that any notice to the Borrowers may also be given by any electronic means, including e-mail, to any electronic address believed by the sender of such notice to be an address of any of the Borrowers, or an officer of any of the Borrowers or legal counsel to the Borrowers.

7.3         Amendments and Waivers. Any provision of this Forbearance Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument signed by all of the parties hereto. Delivery of an executed counterpart of such written instrument by telecopy, e-mail, facsimile or other electronic means shall be effective delivery of a manually executed counterpart of such written instrument.

7.4         GOVERNING LAW. This Forbearance Agreement has been negotiated, is being executed and delivered, and will be performed in whole or in part, in the State of Texas. This Forbearance Agreement and any litigation between the parties (whether grounded in contract, tort, statute, law or equity shall be governed by, construed in accordance with, and interpreted and enforced pursuant to the Laws of the State of Texas (and the applicable federal Laws of the United States of America) without giving effect to its choice of law principles, except that any litigation between the parties with respect to a foreclosure proceeding involving real property located in a state shall be governed by the laws of such state.

7.5         VENUE. Each of the Borrowers hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or Texas state court sitting in Houston, Harris County, Texas in any action or proceeding arising out of or relating to any Loan Documents and each of the Borrowers hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and each of the Borrowers and hereby specifically consents to the jurisdiction of the State District Courts of Harris County, Texas and the United States District Court for the Southern District of Texas, Houston Division. Nothing herein shall limit the right of the Administrative Agent and the Banks to bring proceedings against the Borrowers and in the courts of any other jurisdiction. Any judicial proceeding by any of the Borrowers against the Administrative Agent, any Bank or any Affiliate of the Administrative Agent or any Bank involving, directly or indirectly, any matter in any way arising out of, related to, or connected with any Loan Document shall be brought only in the State District Courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division.

7.6         WAIVER OF JURY TRIAL AND EXEMPLARY DAMAGES. EACH OF THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES (A) ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS FORBEARANCE AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE ADMINISTRATIVE AGENT OR THE BANKS IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO AND (B) TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAWS, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL DAMAGES (AS DEFINED BELOW). THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE BANKS’ AND THE ADMINISTRATIVE AGENT’S ENTERING INTO THIS FORBEARANCE AGREEMENT. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED).

7.7         Invalid Provisions; Severability. If any provision of this Forbearance Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Forbearance Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Forbearance Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

7.8         NO DEFENSES OF BORROWERS. Each of the Borrowers stipulates, warrants, represents and agrees that, as of the Effective Date, it has no defenses against its obligations to pay any of the Obligations or any other amount due and owing to the Administrative Agent or the Banks pursuant to the Loan Documents. Each of the Borrowers acknowledges, warrants and agrees that, to the best of its knowledge, the Administrative Agent and each Bank have acted in good faith in all respects as to the Loan Documents and this Forbearance Agreement, and has conducted in a commercially reasonable manner its relationships with the Borrowers in connection with the Loan Documents and this Forbearance Agreement, and the Borrowers hereby waive and release any claims to the contrary.

7.9          RELEASE OF CLAIMS.

7.9.1    Each of the Borrowers for itself, its successors and assigns and all those at interest therewith (collectively, the “Releasing Parties”), jointly and severally, hereby voluntarily and forever, RELEASE, DISCHARGE AND ACQUIT the Administrative Agent, each Bank, and their respective officers, directors, shareholders, employees, agents, successors, assigns, representatives, affiliates and insurers (sometimes referred to below collectively as the “Released Parties”) and all those at interest therewith of and from any and all claims, causes of action, liabilities, damages, costs (including, without limitation, attorneys’ fees and all costs of court or other proceedings), and losses of every kind or nature at this time known or unknown, direct or indirect, fixed or contingent, which the Releasing Parties have or hereafter may have arising out of any act, occurrence, transaction or omission occurring from the beginning of time to the date of execution of this Forbearance Agreement if related to the Notes, the Credit Agreement, the other Loan Documents or the First Forbearance Agreement (the “Released Claims”), except that (i) the future duties and obligations of the Administrative Agent and the Banks under this Forbearance Agreement and the other Loan Documents, and the rights of each Borrower to its funds on deposit with either Bank, shall not be included in the term Released Claims and (ii) the right of the Borrower to require the correction of manifest accounting errors and similar administrative errors shall not be included in the term Released Claims. IT IS THE EXPRESS INTENT OF THE RELEASING PARTIES THAT THE RELEASED CLAIMS SHALL INCLUDE ANY CLAIMS OR CAUSES OF ACTION ARISING FROM OR ATTRIBUTABLE TO THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE RELEASED PARTIES.

7.10        No Commitment to Renew. By execution of this Forbearance Agreement, each of the Borrowers warrants and represents to the Administrative Agent and the Banks and agree that there is no commitment of any party for a renewal, extension, or modification of the Credit Agreement, the Notes, the Forbearance Period or this Forbearance Agreement in the future on any terms whatsoever.

7.11        Statute of Limitations. The parties hereto agree that the statute of limitations pertaining to the Credit Agreement, the Notes, the other Loan Documents and the documents executed in connection therewith shall be tolled during the Forbearance Period.

7.12        Ratification.

7.12.1  The Borrowers hereby ratify all of their Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party shall continue in full force and effect after giving effect to this Forbearance Agreement. Except as expressly set forth in Section 5.1, nothing in this Forbearance Agreement extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of the Administrative Agent or the Banks created by or contained in any of such documents.

7.13       No Waiver of Events of Default. The execution of this Forbearance Agreement shall not be construed as a waiver of any existing Default or Event of Default under the Credit Agreement and the other Loan Documents, and, except as expressly set forth in Section 5.1, the Administrative Agent and Banks reserve their rights to exercise any and all remedies provided for in the Credit Agreement, the other Loan Documents, at law or in equity with respect to any such Default or Event of Default upon the Termination Date without any notice having been previously given to the Borrowers, all of which notices are hereby waived to the fullest extent not prohibited by applicable Laws.

7.14       Costs; Expenses. In addition to other or similar rights granted in the Credit Agreement and other Loan Documents, the Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Bank incurred in connection with the negotiation, preparation, execution and delivery of this Forbearance Agreement, including the reasonable fees and disbursements and other charges of their respective counsel.

7.15       Conditions to Effectiveness. This Forbearance Agreement shall be effective upon the execution and delivery by the Borrowers, the Administrative Agent and the Banks.

7.16       Counterparts. This Forbearance Agreement may be executed in a number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Forbearance Agreement by telecopy, e-mail, facsimile or other electronic means shall be effective as a delivery of a manually executed counterpart of this Forbearance Agreement.

7.17       Effect. This Forbearance Agreement is one of the Loan Documents. Except as expressly provided hereby, the Credit Agreement the other Loan Documents shall remain unchanged and in full force and effect.

Article 8
ENTIRE AGREEMENT

THIS FORBEARANCE AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS FORBEARANCE AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be duly executed as of the Effective Date.

BORROWERS:

ENERJEX RESOURCES, INC.

By:
Robert G. Watson
Chief Executive Officer

ENERJEX KANSAS, INC.

By:
Robert G. Watson
Chief Executive Officer

WORKING INTEREST, LLC

By:
Robert G. Watson
Chief Executive Officer

BLACK SABLE ENERGY, LLC

By:
Robert G. Watson
Chief Executive Officer

BLACK RAVEN ENERGY, INC.

By:
Robert G. Watson
Chief Executive Officer

ADENA, LLC

By:
Robert G. Watson
Chief Executive Officer

Signature Page to Forbearance Agreement
(EnerJex Resources, Inc., et al)

ADMINISTRATIVE AGENT AND L/C ISSUER:

TEXAS CAPITAL BANK, N.A.,
as Administrative Agent, L/C Issuer and a Bank

By:
Name:
Title:

BANKS:

TEXAS CAPITAL BANK, N.A.,

By:
Name:
Title:

IBERIA BANK

By:
Name:
Title:

Signature Page to Forbearance Agreement (EnerJex Resources, Inc., et al)

EXHIBIT ONE

FORBEARANCE DEFAULTS

1.         The Borrowers are in breach of the Interest Ratio covenant contained in Section 7.12(c) of the Credit Agreement for the fiscal quarter ended December 31, 2015.

2.          Borrower has failed to make required principal payments due under Section 2.04(a) of the Credit Agreement.

Exhibit One to Forbearance Agreement (EnerJex Resources, Inc., et al)

SCHEDULE ONE

DEPOSIT ACCOUNTS

Borrower	Acct. Number at Texas Capital Bank
BLACK RAVEN ENERGY	3111028704
BLACK RAVEN ENERGY	3111029983
BLACK SABLE ENERGY	3111021329
ENERJEX KANSAS INC	3111012088
ENERJEX RESOURCES	3111021311
ENERJEX RESOURCES	3111035980

Schedule One to Forbearance Agreement (EnerJex Resources, Inc., et al)